U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 2, 2010

SUNSHINE BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-0-52898	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6100 Royalmount Ave.
Montreal, Quebec, Canada H4P 2R2
(Address of principal executive offices)

(514) 496-5197
(Issuer's Telephone Number)

Item 3.02  Unregistered Sale of Equity Securities and Use of Proceeds

Effective June 2, 2010, we authorized the issuance of an aggregate of 1,675,000 shares of our “restricted” Common Stock, to the following entities, in the amount and in consideration for the services indicated:

Consultant	# of Shares	Purpose

The Video Agency, Inc.	375,000	Advertising
Brockington Securities, Inc.	300,000	Financial Consulting
Insight Capital Consultants Corporation	650,000	Financial Consulting
Alchemy Financial Services Inc.	300,000	Public Relations
CJR Capital Advisors Inc.	50,000	Financial Consulting

TOTAL	1,675,000

We relied upon the exemption from registration provided by Section 4/2 as promulgated under the Securities Act of 1933, as amended, to issue these shares.  We did not receive any cash compensation as a result of the issuances of these shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2010	SUNSHINE BIOPHARMA, INC. (Registrant)
By: s/Steve N. Slilaty______________________ Dr. Steve N. Slilaty Chief Executive Officer